SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 3, 2008

EXOBOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation or organization)

88-0456274
(IRS Employer Identification Number)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Address of principal executive offices)

Robert B. Dillon, President
Exobox Technologies Corp.
6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Name and address of agent for service)

(713) 781-6173
(Telephone number, including area code of agent for service)

ITEM 8. OTHER EVENTS

ITEM 8.01 – OTHER EVENTS

Exobox has retained J.C. Watts Companies of Washington, D.C. to assist Exobox as its registered lobbyist in connection with governmental issues and market development for Exobox’s emerging technology. As Exobox’s lobbyist J.C. Watts Companies has agreed to provide many specific services. These include arranging meetings for Exobox CEO, Robert Dillon, with key members of congress as well as the appropriate personnel at the Department of Homeland Security, the Department of Commerce and the National Security Agency, among others, and assisting Exobox’s efforts to become posted on the OTC Bulletin Board and qualify for listing on a national securities exchange, among other services.

About J.C. Watts Companies
J.C. Watts Companies is a multi-industry business headquartered in Washington D.C. Watts Partners, a division of J.C. Watts Companies, is a bi-partisan firm with over 100 years of combined experience in the area of government and corporate affairs. Members of its team have served in Republican and Democrat White Houses, the U.S. House, the Senate, the executive branch agencies, and the private sector.  Working with Fortune 500, mid-market and small businesses, among others, to accomplish specific corporate and government relations assignments, Watts Partners has grown to become one of the largest minority owned Washington, D.C. - based lobbying firms. Washingtonian Magazine ranked JC as one of the top 50 lobbyists in their June 2007 issue. Prior to founding the J.C. Watts Companies JC was twice the most valuable player in the 1980 and 1981 Orange Bowls, playing quarterback for the Oklahoma Sooners.  Mr. Watts was elected to Congress in 1994 and was later elected by his colleagues to serve as Chairman House Republican Conference, the 4th highest-ranking position in Congress.

By:	/s/Robert B. Dillon

Robert B. Dillon, President

Dated: January 3, 2008